As filed with the Securities and Exchange Commission on April 11, 2012

Registration No. 333-174585

Registration No. 333-156092

Registration No. 333-136616

Registration No. 333-110573

Registration No. 333-43336

Registration No. 333-72441

Registration No. 333-69855

Registration No. 033-93106

Registration No. 033-64278

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-174585

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-156092

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-136616

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-110573

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-43336

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-72441

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-69855

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-93106

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-64278

EXPRESS SCRIPTS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	43-1420563
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO 63121

(Address, including zip code, of registrant’s principal executive offices)

Express Scripts, Inc. 2011 Long-Term Incentive Plan

Express Scripts, Inc. Employee Stock Purchase Plan

Express Scripts, Inc. 2000 Long-Term Incentive Plan

Express Scripts, Inc. Executive Deferred Compensation Plan, as amended and restated

Amended and Restated 1994 Stock Option Plan

Amended and Restated 1992 Stock Option Plan

(Full title of the Plan)

Keith J. Ebling, Esq.

Vice President

c/o Express Scripts Holding Company

One Express Way

St. Louis, Missouri 63121

(314) 996-0900

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Deregistration of Securities

This Post-Effective Amendment to Form S-8 (this “Amendment”) relates to the following Registration Statements of Express Scripts, Inc., a Delaware corporation (the “Registrant”) on Form S-8 (collectively, the “Registration Statements”):

•

Registration Statement No. 333-174585, filed with the Securities and Exchange Commission May 27, 2011, registering the offer and sale of 30,000,000 shares and an indeterminate number of additional shares that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to the 2011 Long-Term Incentive Plan;

•

Registration Statement No. 333-156092, filed with the Securities and Exchange Commission December 12, 2008, registering the offer and sale of 1,500,000 shares of Common Stock and an indeterminate number of additional shares that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions, issuable pursuant to the Employee Stock Purchase Plan;

•

Registration Statement No. 333-136616, filed with the Securities and Exchange Commission August 14, 2006, registering the offer and sale of 5,800,000 shares of Common Stock and an indeterminate number of additional shares that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions, issuable pursuant to the 2000 Long-Term Incentive Plan;

•

Registration Statement No. 333-110573, filed with the Securities and Exchange Commission November 18, 2003, registering the offer and sale of $50,000,000 of Deferred Compensation Obligations of the Registrant and 650,000 shares of Common Stock and an indeterminate number of additional shares that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions, issuable pursuant to the Amended and Restated Executive Deferred Compensation Plan;

•

Registration Statement No. 333-43336, filed with the Securities and Exchange Commission August 9, 2000, registering the offer and sale of 2,000,000 shares of Common Stock and an indeterminate number of additional shares that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions, issuable pursuant to the 2000 Long-Term Incentive Plan;

•

Registration Statement No. 333-72441, filed with the Securities and Exchange Commission February 16, 1999, registering the offer and sale of $8,000,000 of Deferred Compensation Obligations of the Registrant and 50,000 shares of Common Stock and an indeterminate number of additional shares that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions, issuable pursuant to the Executive Deferred Compensation Plan;

•

Registration Statement No. 333-69855, filed with the Securities and Exchange Commission December 29, 1998, registering the offer and sale of 250,000 shares of Common Stock and an indeterminate number of additional shares that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions, issuable pursuant to the Employee Stock Purchase Plan;

•

Registration Statement No. 033-93106, filed with the Securities and Exchange Commission June 5, 1995, registering the offer and sale of 210,000 shares of Common Stock and an indeterminate number of additional shares that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions, issuable pursuant to the 1994 Stock Option Plan; and

•

Registration Statement No. 033-64278, filed with the Securities and Exchange Commission June 10, 1993, registering the offer and sale of 400,000 shares of Common Stock and an indeterminate number of additional shares that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions, issuable pursuant to the 1992 Stock Option Plan.

On April 2, 2012, pursuant to an Agreement and Plan of Merger, dated as of July 20, 2011, as amended on November 7, 2011 (the “Merger Agreement”), by and among the Registrant, Medco Health Solutions, Inc., Express Scripts Holding Company (formerly known as Aristotle Holding, Inc.), Aristotle Merger Sub, Inc. and Plato Merger Sub, Inc., Aristotle Merger Sub, Inc. merged with and into the Registrant (the “Merger”), with the Registrant surviving as a wholly-owned subsidiary of Express Scripts Holding Company. In connection with the Merger, the Registrant has terminated all offerings of the Registrant’s securities pursuant to the Registration Statements.

This Amendment to the Registration Statements is being filed solely for the purpose of deregistering any and all securities registered under the Registration Statements that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on this 11th day of April 2012.

EXPRESS SCRIPTS, INC.

By:	/s/ Jeffrey Hall
Name: Jeffrey Hall
Title: President and Chief Accounting Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statements has been signed by the following persons in the capacities and on the dated indicated.

Name	Title	Date

/s/ Jeffrey Hall	President and Chief Accounting Officer (Principal Executive, Financial and Accounting Officer)	April 11, 2012
Jeffrey Hall

/s/ Keith J. Ebling	Director	April 11, 2012
Keith J. Ebling